As filed with the Securities and Exchange Commission on February __, 1997
                                          Registration No.
==========================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-8
                        REGISTRATION STATEMENT
                              UNDER
                      THE SECURITIES ACT OF 1933
                          ______________

                          KOLLMORGEN CORPORATION
            -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

          New York                                   04-2151861
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

1601 Trapelo Road, Waltham, Massachusetts              02154
(Address of principal executive offices)             (Zip Code)
                          ______________

          Kollmorgen Corporation 1991 Long Term Incentive Plan
                       (Full title of the plan)
                          _____________

                         James A. Eder, Esq.
                       KOLLMORGEN CORPORATION
                          1601 Trapelo Road
                      Waltham, Massachusetts 02154
                 ---------------------------------------
                 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  617-890-5655

                     CALCULATION OF REGISTRATION FEE
==========================================================================
                             Proposed     Proposed
  Title of                   maximum      maximum
 securities                  offering     aggregate    Amount of
   to be           Amount to be        price      offering       registration
 registered     registered       per share(1)    price(1)       fee
 -------------------------------------------------------------------------
 Common Stock
par value $2.50    300,000       $14.625     $4,387,500.00    $877.50
==========================================================================
(1) Computed in accordance with Rule 457 on the basis of the estimated maximum number of the registrant's securities issuable under the Plan that are covered by this registration statement and on the basis of the average of the high and low prices quoted on the New York Stock Exchange for the registrant's Common Stock on February 3, 1997.

This Registration Statement, including Exhibits, contains 21 pages.  The
Exhibit index appears on page 5 of the sequentially numbered pages of this Registration Statement.

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The contents of the Registration Statement on Form S-8, including Registration No. 33-44229 previously filed with the Commission by Kollmorgen Corporation (the "Company") are incorporated herein by this reference.

REGISTRATION OF ADDITIONAL SECURITIES

    The Company has previously registered an aggregate 859,291 shares of its common stock, $2.50 par value ("Common Stock") issuable under the Company's 1991 Long Term Incentive Plan (the "Plan"). On May 8, 1996, at the Annual Meeting of Shareholders, the shareholders approved an amendment to the Plan increasing by 300,000 shares the number of shares reserved for issuance under the Plan. As a result, the number of shares issuable under the Plan was effectively increased to 1,159,291. This Registration Statement is being filed pursuant to General Instruction to Form S-8 to register such additional shares issuable under the Plan.

INFORMATION NOT REQUIRED IN PREVIOUS REGISTRATION STATEMENT

Item 9. UNDERTAKINGS

(a) Rule 415 Offering

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking Concerning Filings Incorporating Subsequent Exchange Act Documents By Reference

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shal be deemed to be the initial bona fide offering thereof.

(h) Filing of Registration Statement on Form S-8

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Certificate of Incorporation, By-Laws or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   KOLLMORGEN CORPORATION


                                      /s/  Robert J. Cobuzzi
                                   Robert J. Cobuzzi
                                   Its: Senior Vice President, Treasurer
                                          and Chief Financial Officer
                             February 4, 1997

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:


  /s/  Gideon Argov
Gideon Argov                          February 4, 1997
President and
Chief Executive Officer/Director


  /s/  Robert J. Cobuzzi
Robert J. Cobuzzi                         February 4, 1997
Senior Vice President, Treasurer and
Chief Financial Officer/Director


  /s/  Keith D. Jones
Keith D. Jones                            February 4, 1997
Controller and
Chief Accounting Officer


  /s/  James A. Eder
James A. Eder                             February 4, 1997
Vice President and Secretary and
Attorney-in-Fact For:

    James H. Kasschau, Director           Robert N. Parker, Director

    J. Douglas Maxwell, Jr., Director     George P. Stephan, Director

                     EXHIBIT INDEX


                                                         Page in this
Exhibit No.           Description of Exhibit               Form S-8


   4         Kollmorgen Corporation 1991 Long Term              6-14
        Incentive Plan, as amended

   5         Opinion of James A. Eder, Vice President,          15
        and General Counsel of Kollmorgen
        Corporation

  23         Consent of Coopers & Lybrand L.L.P.           16

  24         Powers of Attorney                            17-20